UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)		55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2025, the Company entered into an At The Market Offering Agreement (the “Sales Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) pursuant to which the Company may sell shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), from time to time, at its option, through or to Ladenburg, as sales agent or principal. Sales of the Company’s Common Stock made pursuant to the Sales Agreement, if any, will be made under the Company’s Registration Statement on Form S-3 (File No. 333-280647) and the prospectus supplement filed on September 3, 2025 with the Securities and Exchange Commission, in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, initially having an aggregate offering price of up to $4,650,000. Ladenburg will use its commercially reasonable efforts to sell the Common Stock from time to time, based upon the Company’s instructions (including any price, time, or size limits or other customary parameters or conditions the Company may impose).

The Company is not obligated to make any sales of Common Stock under the Sales Agreement, and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. The Company is obligated to pay Ladenburg an aggregate sales agent commission of up to 3.0% of the gross proceeds of the sale price for Common Stock sold under the Sales Agreement. The Company has also provided Ladenburg with customary indemnification rights and expense reimbursements for up to $50,000 of expenses in addition to ongoing diligence expenses.  The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the Sales Agreement as of specific dates indicated therein, were solely for the benefit of Ladenburg and to allocate risk between the Company and Ladenburg, and as a result should not be relied on and may be subject to limitations agreed upon by the parties.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Honigman LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Common Stock will be sold pursuant to the Registration Statement, and offerings of the Common Stock will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated as of September 3, 2025, by and between the Company and Ladenburg Thalmann & Co. Inc.
5.1	Opinion of Honigman LLP
23.1	Consent of Honigman LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	NUWELLIS, INC.

	By:	/s/ John L. Erb
	Name:	John L. Erb
	Title:	President and Chief Executive Officer